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                                                                    EXHIBIT 23.3

[RP FINANCIAL, LC. LETTERHEAD]

                                            December 8, 2004



Board of Directors
Prudential Savings Bank
1834 West Oregon Avenue
Philadelphia, Pennsylvania  19145-4725

Members of the Board of Directors:

         We hereby consent to the use of our firm's name in the Notice of Intent to Convert to Stock Form filed with the Federal Deposit Insurance Corporation, and any amendments thereto, for Prudential Savings Bank. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report, dated as of August 20, 2004, and updated as of November 19, 2004, and our letter concerning subscription rights in such filings, and the Registration Statement on Form S-1, and any amendments thereto, including the prospectus of Prudential Bancorp, Inc. of Pennsylvania.


                                            Sincerely,


                                            /s/ RP FINANCIAL, LC.

                                            RP FINANCIAL, LC.









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